Exhibit 10.4

KARYOPHARM THERAPEUTICS INC.

2022 Israeli Equity Incentive Sub Plan to the 2022 Equity Incentive Plan

Option Agreement

NOTICE OF GRANT

Karyopharm Therapeutics Inc. (the “Company”) hereby grants the following stock option pursuant to the 2022 Israeli Equity Incentive Sub Plan to the 2022 Equity Incentive Plan.

Name of optionee (the “Participant”):
Grant Date:
Number of shares of the Company’s Common Stock subject to this option (“Shares”):
Option exercise price per Share:
Number, if any, of Shares that vest immediately on the grant date:
Shares that are subject to vesting schedule:
Vesting Start Date:
Final Exercise Date:

Vesting Schedule:

Vesting Date	Number of Shares That Vest
One Year from Vesting Start Date:
Each Successive Month Thereafter:
Four Years from Vesting Start Date:
All vesting is dependent on the Participant remaining an Eligible Participant, as provided herein.

This Agreement includes this Notice of Grant and the following Exhibit, which is expressly incorporated by reference in its entirety herein:

Exhibit A – General Terms and Conditions

This option satisfies in full all commitments that the Company has to the Participant with respect to the issuance of stock, stock options or other equity securities.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Agreement Date.

Karyopharm Therapeutics Inc.
By:___________________________ Name of Officer: Michael Mason Title: Chief Financial Officer

KARYOPHARM THERAPEUTICS INC.

2022 Israeli Equity Incentive Sub Plan to the 2022 Equity Incentive Plan

Option Agreement

Exhibit A

GENERAL TERMS AND CONDITIONS

1.
Grant of Option.

This agreement evidences the grant by the Company, on the grant date (the “Grant Date”) set forth in the Notice of Grant that forms part of this agreement (the “Notice of Grant”), to the Participant, an employee of the Company, of an option to purchase, in whole or in part, on the terms provided herein and in the Company's 2022 Israeli equity incentive sub plan (the “Sub Plan”) to the 2022 Equity Incentive Plan (the “Plan”), the number of shares set forth in the Notice of Grant of common stock, $0.0001 par value per share, of the Company (“Common Stock”) at the exercise price per Share set forth in the Notice of Grant (the “Option”). Unless earlier terminated, this Option shall expire at 5:00 p.m., Eastern time, on the Final Exercise Date set forth in the Notice of Grant (the “Final Exercise Date”).

It is intended that the Option evidenced by this agreement shall be awarded in accordance with Section 102(b)(2) of the Israeli Income Tax Ordinance [New Version], 5721, 1961 as now in effect or as hereafter amended, and any regulations promulgated thereunder (the “Ordinance”). Except as otherwise indicated by the context, the term “Participant”, as used in this Award Agreement, shall be deemed to include any Israeli Employee of the Company or the Company’s Affiliate (as defined in the Sub Plan) who acquires the right to exercise this Option validly under its terms.

2.
Vesting Schedule.

This Option will become exercisable (“vest”) in accordance with the vesting schedule set forth on the cover page of this agreement (the “Vesting Schedule”). Any fractional shares resulting from the application of any percentages used in the Vesting Table shall be rounded down to the nearest whole number of shares of Common Stock (except for the last vesting tranche).

Notwithstanding the foregoing, to the extent that the Participant is a party to an employment agreement or other agreement with the Company or the Company’s Affiliate, that provides vesting terms that differ from the Vesting Schedule, the terms set forth in such employment agreement or other agreement shall prevail.

The right of exercise shall be cumulative so that to the extent the Option is not exercised in any period to the maximum extent permissible it shall continue to be exercisable, in whole or in part, with respect to all shares for which it is vested until the earlier of the Final Exercise Date or the termination of this Option under this Agreement, the Sub Plan or the Plan.

3.
Exercise of Option.
a)
Form of Exercise. Each election to exercise this option shall be in writing, in the form of the Stock Option Exercise Notice attached as Annex A, signed by the Participant, and received by the Company at its principal office, accompanied by this agreement, or in such other form, which may be electronic, as determined by the Company, together with payment in full of the exercise price and any applicable tax withholding in the manner provided in the Plan.

The Participant may purchase less than the number of shares covered hereby, provided that no partial exercise of this Option may be for any fractional share.

b)
Continuous Relationship with the Company Required. Except as otherwise provided in this Section 3, the Option may not be exercised unless the Participant, at the time he or she exercises this Option, is, and has been at all times since the Grant Date, an Israeli Employee of the Company or the Company’s Affiliate (as defined in the Sub Plan) (an “Eligible Participant”).
c)
Termination of Relationship with the Company. If the Participant ceases to be an Eligible Participant for any reason, then, except as provided in paragraphs (d) and (e) below, the right to exercise this Option shall terminate three months after such cessation (but in no event after the Final Exercise Date), provided that this Option shall be exercisable only to the extent that the Participant was entitled to exercise this Option on the date of such cessation. Notwithstanding the foregoing, if the Participant, prior to the Final Exercise Date, violates the non-solicitation, non-competition or confidentiality provisions of any employment contract, confidentiality and nondisclosure agreement or any other agreement between the Participant and the Company, the right to exercise this Option shall terminate immediately upon such violation.
d)
Exercise Period Upon Death or Disability. If the Participant dies or becomes disabled (within the meaning of Section 22(e)(3) of the U.S. Internal Revenue Code of 1986) prior to the Final Exercise Date while he or she is an Eligible Participant and the Company has not terminated such relationship for “Cause” as specified in paragraph (e) below, this Option shall be exercisable, within one year following the date of death or disability of the Participant, by the Participant (or in the case of death by an authorized transferee), provided that this Option shall be exercisable only to the extent that this Option was exercisable by the Participant on the date of his or her death or disability, and further provided that this Option shall not be exercisable after the Final Exercise Date.
e)
Termination for Cause. If, prior to the Final Exercise Date, the Participant’s employment is terminated by the Company for Cause (as defined in the Plan, the right to exercise this Option shall terminate immediately upon the effective date of such termination of employment.
4.
Tax Matters.
a)
Withholding. No Shares will be issued pursuant to the exercise of this Option unless and until the Participant pays to the Company or its Affiliate, or makes provision satisfactory to the Company for payment of, any national, state or local withholding taxes required by law to be withheld in respect of this Option.
b)
Reporting. The Participant acknowledges and agrees to comply with all necessary reporting obligations in the Participant’s jurisdiction in relation to all taxes, social security contributions and any other similar charges which arise in relation to this Option.
5.
Transfer Restrictions.

This Option may not be sold, assigned, transferred, pledged or otherwise encumbered by the Participant, either voluntarily or by operation of law, except by the applicable laws of descent and distribution, and, during the lifetime of the Participant, this Option shall be exercisable only by the Participant.

6.
Provisions of the Plan.
a)
This Option is subject to the provisions of the Sub Plan and the Plan (including the provisions relating to amendments to the Sub Plan and the Plan), a copy of which is furnished to the Participant with this Option.
b)
Participant acknowledges receipt of a copy of the Sub Plan, the Plan and the Trust Agreement (as defined below) and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts that this Option is subject to all of the terms and provisions thereof.
7.
Participant’s Acknowledgement of Clawback.

The Participant acknowledges that in accepting this award, the Participant will be bound by any clawback policy that the Company has in place or may adopt in the future.

8.
Compliance with Israeli law
a)
This Award Agreement is subject to Section 102 of the Ordinance and any tax rulings the Company shall obtain from the ITA (as defined in the Sub Plan). Appointment of the Trustee (as defined below) and the Sub Plan shall be subject to the required procedure of the ITA and its approval (if applicable).
b)
The Option granted to Participant under this Award Agreement will be held by a trustee (the “Trustee”), pursuant to the trust agreement executed between the Company and the Trustee (the “Trust Agreement”). The Trustee will hold the Option (and the Shares issued upon exercise of the Option) in accordance with the Trust Agreement, the Sub Plan, the Plan, Section 102 and any applicable laws, and withhold any tax due (including National Insurance and health tax if applicable) in accordance with the terms and conditions of Section 102 and any applicable laws. The Participant shall indemnify the Company and/or its shareholders and/or its Affiliates and/or its officers, and hold them harmless against and from any and all liability for any such tax or interest or penalty thereon, including without limitation, liabilities relating to withholding tax.

NO SHARES SHALL BE ISSUED PURSUANT TO THE EXERCISE OF AN OPTION UNLESS SUCH ISSUANCE AND SUCH EXERCISE COMPLY WITH APPLICABLE LAWS.

c)
Upon exercise of the Option the Shares shall be held issued and registered in the name of the Trustee for the benefit of the Participant, in accordance with Section 102.
d)
Participant shall not be entitled to sell or release from trust any Option and/or shares issued upon the exercise of Option (or any other property received with respect to such shares) until the lapse of the Holding Period in accordance with Section 102. Notwithstanding the foregoing, if any such sale or release occurs during the Holding Period, the tax sanctions and considerations set forth under Section 102 (including national insurance and health tax) shall apply to and shall be borne solely by Participant. In such event, the Trustee and/or the Company shall make any withholding required pursuant to applicable laws.
e)
During the Holding Period, no Option or shares issued upon exercise of the Option or any right with respect thereto, shall be assignable, transferable, pledged, mortgaged, or given as collateral, and no right with respect to such an Option and/or shares may be given to any third party whatsoever, all in accordance with Section 102.

f)
As of the Final Exercise Date, all unexercised Options (whether or not vested) shall terminate and have no further affect, unless earlier terminated.
g)
This Award Agreement, the Sub Plan and the Plan together constitute the entire agreement and supersede all prior understandings and agreements, written or oral, of the parties hereto with respect to the subject matter hereof.
h)
If a court of competent jurisdiction determines that any portion of this Award Agreement, the Sub Plan, the Plan or the Exercise Notice is in violation of any statute or public policy, then only the portions of this Award Agreement, the Sub Plan, the Plan or the Exercise Notice, as applicable, which violate such statute or public policy shall be stricken, and all portions of this Award Agreement, the Sub Plan, the Plan and the Exercise Notice, which do not violate any statute or public policy shall continue in full force and effect. Furthermore, it is the parties' intent that any court order striking any portion of this Award Agreement, the Sub Plan, the Plan and/or the Exercise Notice should modify the stricken terms as narrowly as possible to give as much effect as possible to the intentions of the parties hereunder.

IN WITNESS WHEREOF, this Award Agreement has been executed by each party on the date indicated below, respectively.

KARYOPHARM THERAPEUTICS INC.
By: _____________________
Name: _____________________
Title: _____________________
Date: _____________________

After having an adequate opportunity to review the above terms, including the Sub Plan, the Plan and the Trust Agreement and seek advice of legal counsel, I, the undersigned Participant, hereby declare, agree to and accept all of the terms and conditions of this Award Agreement, Sub Plan, Plan and Trust Agreement. I, the undersigned Participant, hereby further declare and acknowledge, by my signature below that I: (i) fully understand Section 102, the rules and regulations promulgated thereunder apply to the Option specified in this Award Agreement; (ii) understand the tax track chosen and the implications thereof; (iii) understand that the Option shall also be subject to the terms of the Trust Agreement; and (iv) shall neither sell nor transfer the Option until the lapse of the Holding Period.

By: _____________________
Date: ___________________

ANNEX A

KARYOPHARM THERAPEUTICS INC.

Stock Option Exercise Notice

Karyopharm Therapeutics Inc.
85 Wells Avenue

Newton, MA 02459

Dear Sir or Madam:

1.
I,__________________________(the “Participant”), hereby irrevocably exercise the right to purchase____________ shares of the Common Stock, $0.0001 par value per share (the “Shares”), of Karyopharm Therapeutics Inc. (the “Company”) at $ per share pursuant to the Company's 2022 Israeli Equity Incentive Sub Plan (the “Sub Plan”) to the 2022 Equity Incentive Plan (the “Plan”) and the Award agreement with the Company dated______________(the “Award Agreement”). Enclosed herewith is a payment of $_________, the aggregate purchase price for the Shares.
2.
Notwithstanding the exercise of any Option, until the issuance of the Shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to receive dividends or any other rights as a shareholder shall exist with respect to the Shares. The Shares shall be held issued and registered in the name of the Trustee for the benefit of the Participant in accordance with Section 102. The Trustee will transfer the Shares to Participant upon demand subject to all applicable tax laws and any other restrictions specified in the Sub Plan and under applicable laws including Section 102. No adjustment shall be made for a dividend or other right for which the record date is prior to the date of issuance, unless approved by the Board.
3.
Upon issuance of the Shares, the holder of the Shares shall be subject to all rights and obligations as set forth in the Sub Plan, the Plan, Company's Restated Certificate of Incorporation, shareholders agreements, voting agreements or any other relevant agreement, as may be amended from time to time, all in accordance with the instructions then issued by the Company’s Board of Directors.
4.
Participant understands that he/she may suffer adverse tax consequences as a result of Participant's purchase or sale of the Shares. Participant represents that he/she has consulted with his/her tax consultants as Participant deems advisable in connection with the purchase or sale of the Shares and that Participant is not relying on the Trustee and/or the Company or their representatives for any tax advice.
5.
The Company may assign any of its rights under the Award Agreement to single or multiple assignees, and the Award Agreement shall inure to the benefit of the successors and assigns of the Company.
6.
Any dispute regarding the interpretation of this Exhibit shall be submitted by Participant or by the Company forthwith to the Board which shall review such dispute at its next regular meeting. The resolution of such a dispute by the Board shall be final and binding on all parties.
7.
The Sub Plan, the Plan, the Award Agreement including its Exhibits and the Trust Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof.

Dated: ___________________________________

_________________________________________
Signature
Print Name:

Address:

_________________________________________

_________________________________________

Name and address of persons in whose name the Shares are to be jointly registered (if applicable):

_________________________________________